                  As filed with the Securities and Exchange Commission on June 21, 2001
                                                     Registration Statement No. __________
                          ===============================================================
                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8

                              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                        ASTRO-MED, INC.
                                 (Exact name of registrant as specified in its charter)

       Rhode Island                                                                                     05-0318215

(State or other jurisdiction of incorporation                          (I.R.S. Employer Identification
No.)         or organization)

600 East Greenwich Avenue, West Warwick, Rhode Island                      02893
(Address of Principal Executive Offices)                                         (Zip Code)

                                          1998 Non-Qualified Stock Option Plan
                                             (Full title of the plan)

                    Joseph P. O'Connell, Vice President, Chief Financial Officer and Treasurer,
                                                  Astro-Med, Inc.
                                             600 East Greenwich Avenue
                                              West Warwick, RI 02893
                                      (Name and address of agent for service)

                                                  (401) 828-4000
                           (Telephone number, including area code, of agent for service)

                                                     Copy to:

                                             Margaret D. Farrell, Esq.
                                           Hinckley, Allen & Snyder LLP
                                                 1500 Fleet Center
                                          Providence, Rhode Island 02903
                                                  (401) 274-2000

                       ====================================================================
                                          CALCULATION OF REGISTRATION FEE
                       ====================================================================
Title of                                   Proposed               Proposed
securities               Amount            maximum                maximum                 Amount of
to be                    to be             offering price         aggregate               registration
registered               registered        per share(1)           offering price          fee
-----------------------------------------------------------------------------
Common Stock             600,000               $4.28              $2,568,000              $642.00
(par value
$.05)
------------------------------------------------------------------------

(1)      Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock
         Market(R)on June 15, 2001.

                                      Statement of Incorporation by Reference

 .........This Registration Statement on Form S-8 is being filed to register 600,000 additional shares of common stock, par value $.05 per share ("Common Stock"), of Astro-Med, Inc. (the "Company") which have been reserved for issuance under the Company's 1998 Non-Qualified Stock Option Plan, as amended (the "Plan").  A total of 400,000 shares of the Common Stock reserved for issuance under the Plan previously were registered on a Registration
Statement on Form S-8 (Registration No. 333-62431) filed August 28, 1998 (the "Original Registration
Statement").  The contents of the Original Registration Statement are incorporated herein by reference.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

        Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island
02903.  Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP, is the Secretary of the Registrant.
Jacques Hopkins, a retired partner of the firm and a director of the Registrant, directly owns, jointly with his wife, 8,500 shares, and indirectly owns 6,300 shares all of which are held in revocable trusts established by his adult children of which his wife is co-trustee.  In addition, Margaret D. Farrell and Jacques Hopkins are joint
Trustees of the Astro-Med Employee Stock Ownership Trust.  As of January 31, 2001, the Employee Stock Ownership
Trust owned 84,310 shares of Common Stock of the Registrant.

Item 8. Exhibits.

         Exhibit No.                Description

         5                          Opinion of Hinckley, Allen & Snyder LLP

         23.1                       Consent of Arthur Andersen LLP

         23.2                       Consent of Hinckley, Allen & Snyder LLP
                                    (contained in their opinion filed as Exhibit 5)

         24                         Power of Attorney (included on signature page of
                                    this Registration Statement)

                                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Warwick, State of Rhode Island, on the 21st day of June, 2001.

                                                            ASTRO-MED, INC.

                                                            By: /s/ Albert W. Ondis
                                                                  Albert W. Ondis, Chairman
                                                                  and Chief Executive Officer

         We, the undersigned officers and directors of Astro-Med, Inc., in the Town of West Warwick, Rhode Island
hereby severally constitute and appoint Albert W. Ondis, Everett V. Pizzuti and Joseph P. O'Connell our true and lawful attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Astro-Med, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and
Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said Registration Statement and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                                     Date

/s/ Albert W. Ondis                      Chairman (Principal                       June 21, 2001
Albert W. Ondis                          Executive Officer)
                                         and Director

/s/ Everett V. Pizzuti                   President (Principal                      June 21, 2001
Everett V. Pizzuti                       Operating Officer)
                                         and Director

/s/ Joseph P. O'Connell                  Vice President and                        June 21, 2001
Joseph P. O'Connell                      Treasurer (Principal
                                         Financial and
                                         Accounting Officer)

/s/ Jacques V. Hopkins                   Director                                  June 21, 2001
Jacques V. Hopkins

/s/ Hermann Viets                        Director                                  June 21, 2001
Hermann Viets, Ph.D.

/s/ Neil K. Robertson                    Director                                  June 21, 2001
Neil K. Robertson

                                                   EXHIBIT INDEX

SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                       EXHIBIT                                                    PAGE

5                            Opinion of Hinckley, Allen &
                             Snyder LLP                                                 7

23.1                         Consent of Arthur Andersen LLP                             8

23.2                         Consent of Hinckley, Allen &
                             Snyder LLP (contained in their
                             opinion filed as Exhibit 5)                                N/A

24                           Power of Attorney                                          5

                                                                                                          Exhibit 5
                                                              1500 FLEET CENTER
                                                              PROVIDENCE, RHODE ISLAND 02903
                                                              (401) 274-2000
                                                              FAX (401) 277-9600
HINCKLEY, ALLEN & SNYDER   LLP
Attorneys at Law

                                                              June 21, 2001

Astro-Med, Inc.
600 East Greenwich Avenue
West Warwick, RI 02893

         RE:      Registration Statement on Form S-8 for 1998 Non-Qualified Stock Option Plan, As Amended

Ladies and Gentlemen:

         We have acted as counsel to Astro-Med, Inc., a Rhode Island corporation (the "Company"), in connection with the filing by the Company of the Registration Statement on Form S-8 (the "Registration Statement") with the
Securities and Exchange Commission relating to Six Hundred Thousand (600,000) shares of the Company's common stock, par value $.05 per share (the "Common Stock"), issuable under the Astro-Med, Inc. 1998 Non-Qualified Stock
Option Plan, as amended (the "Plan").

         In connection with this opinion, we have examined the Company's Articles of Incorporation, the bylaws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock which may be issued under the Plan has been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration
Statement.  This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context.
In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and
Exchange Commission thereunder.

                                                              Very truly yours,

                                                              /s/ Hinckley, Allen & Snyder LLP
                                                                                                       Exhibit 23.1

                                                                                                     ARTHURANDERSEN

                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 16, 2001 included in Astro-Med, Inc.'s Form 10-K for the year ended January
31, 2001.

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 20, 2001